EXHIBIT 3





                                     BY-LAWS

                                       OF

                            HERSHEY FOODS CORPORATION

                          INCORPORATED OCTOBER 24, 1927
                              UNDER THE LAWS OF THE
                                STATE OF DELAWARE












     CORPORATE HEADQUARTERS                       Amended and Restated by the
     100 CRYSTAL A DRIVE                          Board of Directors as of
     HERSHEY, PENNSYLVANIA 17033                  June 2, 1998

                                                  Prior Amendments:
                                                  January 31, 1985
                                                  February 13, 1985
                                                  April 29, 1991
                                                  December 3, 1991
                                                  April 24, 1995
                                                  June 6, 1995
                                                  October 3, 1995




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                                            TABLE OF CONTENTS


                                                                           PAGE

      ARTICLE I - STOCKHOLDERS  ............................................  1
              Section 1.   Annual Meeting ................................... 1
              Section 2.   Special Meetings ................................. 1
              Section 3.   Place of Meetings ................................ 1
              Section 4.   Notice of Meetings ............................... 1
              Section 5.   Waiver of Notice ................................. 1
              Section 6.   Quorum and Required Vote.......................... 2
              Section 7.   Inspectors of Election............................ 2
              Section 8.   Conduct of Meetings............................... 3
              Section 9.   Notice of Stockholder Business.................. 3-4

      ARTICLE II - STOCK .................................................... 4
              Section 1.   Stock Certificates ............................... 4
              Section 2.   Transfer Agents and Registrars ................... 4
              Section 3.   Transfer of Stock ................................ 4
              Section 4.   Lost Certificates .............................. 4-5
              Section 5.   Record Date ...................................... 5
              Section 6.   Dividends ........................................ 5

      ARTICLE III - BOARD OF DIRECTORS ...................................... 5
              Section 1.   Number and Term of Office......................... 5
              Section 2.   Director Nominations.............................. 6
              Section 3.   Organization Meeting ............................. 6
              Section 4.   Stated Meetings .................................. 6
              Section 5.   Special Meetings ................................. 7
              Section 6.   Notice of Meetings ............................... 7
              Section 7.   Participation by Conference Telephone ............ 7
              Section 8.   Quorum and Manner of Acting ...................... 7
              Section 9.   Directors' Fees .................................. 7
              Section 10.  Signature of Negotiable Instruments .............. 7
              Section 11.  Fiscal Year ...................................... 7

      ARTICLE IV - EXECUTIVE COMMITTEE AND OTHER COMMITTEES ................. 8
              Section 1.   Executive Committee; Constitution ................ 8
              Section 2.   Executive Committee; Powers ...................... 8
              Section 3.   Executive Committee; Meetings, Quorum............
                                   and Manner of Acting ..................... 8
              Section 4.   Executive Committee; Records ..................... 8
              Section 5.   Other Committees ................................. 8


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                                            TABLE OF CONTENTS


                                                                           PAGE

      ARTICLE V - OFFICERS .................................................. 8
              Section 1.   Officers; Generally .............................. 8
              Section 2.   Term of Office ................................... 9
              Section 3.   Removal of Elected Officers ...................... 9
              Section 4.   Vacancies ........................................ 9
              Section 5.   Chairman of the Board of Directors ............... 9
              Section 6.   President ........................................ 9
              Section 7.   Chief Executive Officer .......................... 9
              Section 8.   Chief Operating Officer .......................... 9
              Section 9.   Division Presidents and Vice Presidents............9
              Section 10.  Secretary ........................................10
              Section 11.  Treasurer ........................................10
              Section 12.  Compensation .....................................10


      ARTICLE VI - INDEMNIFICATION ..........................................10
              Section 1.   General........................................10-11
              Section 2.   Advancement of Expenses...........................11
              Section 3.   Rights Not Exclusive..............................11
              Section 4.   Claims............................................11
              Section 5.   Other Indemnification.............................11
              Section 6.   Amendment or Repeal...............................11


      ARTICLE VII - EMERGENCY CONDITIONS.....................................12
              Section 1.   Board of Directors................................12
              Section 2.   Chief Executive Officer...........................12
              Section 3.   Notice of Meetings................................12
              Section 4.   Powers During an Emergency Condition..............12
              Section 5.   Liability.........................................12
              Section 6.   Effectiveness of Other By-laws....................13

      ARTICLE VIII - AMENDMENTS ................................... .........13

      CERTIFICATE ...........................................................14



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                                     BY-LAWS

                                       OF

                            HERSHEY FOODS CORPORATION


                            ARTICLE I - STOCKHOLDERS



        Section 1. ANNUAL MEETING. The annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the
Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

        Section 2. SPECIAL MEETINGS. A special meeting of the stockholders may be called by the Board of Directors, the Executive Committee of the Board of Directors or by stockholders holding in the aggregate at least twenty-five percent of the outstanding votes entitled to be cast by holders of the Common Stock and the Class B Common Stock voting together without regard to class on the date such meeting is called.

        Section 3. PLACE OF MEETINGS. All meetings of the stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors, or as shall be specified or fixed in the respective notices or waivers of notice thereof.

        Section 4. NOTICE OF MEETINGS. Notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten nor more than sixty days before the date on which the meeting is to be held to each stockholder of record entitled to vote, by delivering a written or printed notice thereof to him, personally, or by mailing such notice in a postage prepaid envelope addressed to him at his post office address registered with the Corporation. No publication of any notice of a meeting of stockholders shall be required. Every notice of a special meeting of stockholders, besides stating the time and place of the meeting, shall state briefly the purpose or purposes for which the meeting is called.

        Section 5. WAIVER OF NOTICE. Regardless of any other provision herein, notice of any meeting of stockholders shall not be required as to any stockholder who shall attend such meeting in person or by proxy; and, if any stockholder shall, in person or by proxy duly authorized, waive notice of any meeting, whether before or after such meeting, notice thereof shall not be required as to him.



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        Section 6. QUORUM AND REQUIRED VOTE. At any meeting of stockholders at which any action is to be taken or questions decided (including the election of directors), the presence in person or by proxy of the holders of a majority of the votes entitled to be cast at the meeting with respect to such action or question shall constitute a quorum, provided, however, that at such time as shares of the Class B Common Stock become outstanding, with respect to the taking of any action or the deciding of any question as to which either the Common Stock or the Class B Common Stock is entitled to vote separately as a class pursuant to the provisions of the Restated Certificate of Incorporation, the holders of a majority of the votes entitled to be cast by such class voting separately as a class at such meeting shall constitute a quorum. At every such meeting at which a quorum is present for the taking of any action or the deciding of any question, a majority of the votes present or represented shall be necessary to take such action or decide such question, with the Common Stock and the Class B Common Stock voting together without regard to class or separately as a class or classes as may be prescribed by the provisions of the Restated Certificate of Incorporation, provided, however, that with respect to the election of directors pursuant to the provisions of the Restated Certificate of Incorporation and these By-laws, the persons receiving the greatest number of votes, in descending order, shall be elected for the positions to be filled. The absence of a quorum as provided for herein for the taking of any one action or the deciding of any one question shall not prevent the taking of any other action or the deciding of any other question for which a quorum is present.

        Section 7. INSPECTORS OF ELECTION. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.






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        Section 8. CONDUCT OF MEETINGS. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at such meeting by the person presiding over the meeting. The Board of Directors of the Corporation may adopt by resolution such rules, regulations or procedures for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations or procedures as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (1) the establishment of an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting and the safety of those present; (3) limitations on attendance at or participation in the meeting to the stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair shall permit; (4) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (5) limitations on the time allotted to questions or comments by participants. Unless, and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

        Section 9. NOTICE OF STOCKHOLDER BUSINESS. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or by a stockholder or stockholders holding, in the aggregate, at least twenty-five percent (25%) of the outstanding votes entitled to be cast by holders of the Common Stock and Class B Common Stock voting together without regard to class, or (c) otherwise properly requested to be brought before the meeting by a stockholder. For business to be properly requested to be brought before an annual meeting by a stockholder pursuant to (c) above, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days prior to the meeting; provided, however, that in the event that the date of the meeting is not publicly announced by the Corporation by mail, press release or otherwise more than sixty (60) days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of the Corporation not later than the close of business on the fifteenth (15th) day following the day on which such announcement of the date of the meeting was mailed to stockholders. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting:
(a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at an annual meeting except in



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accordance with the procedures set forth in this Section 9, Article I of these
By-laws. The chair of an annual meeting, shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 9 of these By-laws, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.


                               ARTICLE II - STOCK

        Section 1. STOCK CERTIFICATES. The shares of the Corporation shall be represented by certificates or shall be uncertificated. Each registered holder of shares, upon request to the Corporation, shall be provided a certificate of stock, representing the number of shares owned by such holder. Absent a specific request for such a certificate by the registered owner or transferee thereof, all shares shall be uncertificated upon the original issuance thereof by the Corporation or upon the surrender of the certificate representing such shares to the Corporation. Certificates for shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors. They shall be signed by or have engraved thereon a facsimile signature of the Chief Executive Officer and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number and class of the Corporation's shares held by such stockholder.

        Section 2. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may, in its discretion, appoint responsible banks or trust companies or other appropriately qualified institutions to act as Transfer Agents and Registrars of the stock of the Corporation; and, upon such appointments being made, no stock certificate shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars. Where any such certificate is registered with the manual signature of a Registrar, the countersignature of a Transfer Agent may be a facsimile or engraved, stamped or printed. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of uncertificated shares or certificates for shares of the capital stock of the Corporation.

        Section 3. TRANSFER OF STOCK. Shares of stock may be transferred by delivery of the certificates therefore, accompanied by an assignment in writing on the back of the certificates or by written power of attorney to sell, assign and transfer the same, signed by the record holder thereof , upon receipt of proper transfer instructions from the owner of uncertificated shares, or upon the escheat of said shares under the laws of any state of the United States. In no event shall a transfer of shares affect the right of the Corporation to pay any dividend upon the stock to the holder of record thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation.






        Section 4. LOST CERTIFICATES. In case any certificate of stock shall be lost, stolen or destroyed, the Board of Directors, in its discretion, may authorize the issue of, or provide for the manner of issuing an uncertificated share, or if requested by such holder, a substitute share certificate in place of the certificate so lost, stolen or destroyed; provided, that, in each such case, the applicant for a substitute certificate shall furnish to the Corporation and to such of its Transfer Agents and Registrars as may require the same evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may be required by them.

          Section 5. RECORD DATE. The Board of Directors may fix a record date for the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof; to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock; or for the purpose of any other lawful action. The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and the record date shall not be more than sixty (60) days prior to the date of such meeting or such action, or, with respect to any such meeting, less than ten (10) days before the date of such meeting. Only stockholders of record on the record date shall be entitled to notice of and to vote at such meeting, or to receive such dividends or rights, or to exercise such rights, as the case may be. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. The Board of Directors may fix a record date for the purpose of determining the stockholders entitled to consent to corporate action in writing without a meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

          Section 6. DIVIDENDS. The Board of Directors may declare and pay such dividends upon the shares of the Corporation's capital stock out of the surplus of the net profits of the Corporation as it may deem expedient and as the condition of the Corporation shall warrant.



                        ARTICLE III - BOARD OF DIRECTORS

          Section 1. NUMBER AND TERM OF OFFICE. Consistent with the provisions of the Restated Certificate of Incorporation, the Board of Directors shall have the power by resolution to fix the number of directors and from time to time increase or decrease the number thereof. The directors shall be elected annually, and each director shall continue in office until his successor shall have been elected and qualified, or until his death or until he shall resign or shall have been removed.


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          Section 2. DIRECTOR NOMINATIONS. Nominations for the election of directors, whether by vote of the Common Stock and the Class B Common Stock voting together as a single class or the Common Stock voting as a separate class, may be made by (a) the Board of Directors, (b) a committee appointed by the Board of Directors, (c) a stockholder or stockholders holding at least twenty-five percent (25%) of the outstanding votes entitled to be cast by holders of the Common Stock and Class B Common Stock voting together without regard to class, or (d) any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting as provided for in (d) above only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, sixty (60) days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the fifteenth (15th) day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The chair of the meeting may refuse to acknowledge the nomination of a person not made in compliance with the foregoing procedure.

          Section 3. ORGANIZATION MEETING. The Board of Directors shall meet as soon as practicable after the annual election of directors for the purpose of organization and the transaction of other business. No notice of such meeting shall be required. Such organization meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board or in a consent and waiver of notice thereof, signed by all the directors.

          Section 4. STATED MEETINGS. The Board of Directors may by resolution appoint the time and place for holding stated meetings of the Board, if deemed advisable; and such stated meetings shall be held at the time and place so appointed, without the giving of any special notice. In case the day appointed for the stated meeting shall fall on a legal holiday, such meeting shall be held on the next following business day, not a legal holiday, at the same hour.

          Section 5. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the Chairman or Vice Chairman of the Board of Directors or by the President or by one-sixth (calculated to the nearest whole number) of the total number of directors constituting the Board of Directors. Notice of any such meeting, setting forth the time and place of the meeting, shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, not later than the second day before the day on which the meeting is to be held, or shall be sent to him or her at such place by telegraph, or be delivered personally, or by telephone or other oral means, not later than the day before the day on which the meeting is to be held. Except as otherwise provided in these By-laws or as may be indicated in the notice thereof, any and all business may be transacted at any special meeting.

          Section 6. NOTICE OF MEETINGS. Notice of any meeting of the Board of Directors or of any committee need not be given to any director if waived by him or her in writing, whether before or after such meeting, or if he or she shall be present at the meeting without objection; and any meeting of the Board of Directors, or of any committee, shall be a legal meeting without any notice thereof having been given, if all the members shall be present thereat.

          Section 7. PARTICIPATION BY CONFERENCE TELEPHONE. Members of the Board of Directors or of any committee may participate in a meeting of the Board or committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

          Section 8. QUORUM AND MANNER OF ACTING. A majority of the total number of directors constituting the Board of Directors at the time of any meeting shall constitute a quorum for the transaction of business; and, except as otherwise required by these By-laws, the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors.

          Section 9. DIRECTORS' FEES. The Board of Directors shall have authority to determine the amount of compensation which shall be paid to its members.

          Section 10. SIGNATURE OF NEGOTIABLE INSTRUMENTS. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned in such manner as may be prescribed by resolution (whether general or special) of the Board of Directors or the Executive Committee.

          Section 11. FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year or as the Board of Directors may prescribe by resolution.

                      ARTICLE IV - EXECUTIVE COMMITTEE AND OTHER COMMITTEES

          Section 1. EXECUTIVE COMMITTEE; CONSTITUTION. The Board of Directors may, by resolution passed by a majority of the whole Board, constitute or reconstitute an Executive Committee, which shall be composed of the Chairman of the Board, the President and such other members of the Board as the Board may determine. Any vacancy in the Executive Committee shall be filled by vote of a majority of the whole Board. The members of the Executive Committee shall act only as a committee, and the individual members shall have no power as such.

          Section 2. EXECUTIVE COMMITTEE; POWERS. The Executive Committee, to the extent permitted by the Delaware General Corporation Law and to the extent provided by resolution passed by a majority of the whole Board of Directors, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation.

          Section 3. EXECUTIVE COMMITTEE; MEETINGS, QUORUM AND MANNER OF ACTING. Stated and special meetings of the Executive Committee shall be held and notice thereof given in the same manner provided for meetings of the Board of Directors. The provisions of these By-laws relating to the determination of a quorum and the manner of acting at meetings of the Board shall also apply to the Executive Committee.

          Section 4. EXECUTIVE COMMITTEE; RECORDS. The Executive Committee shall keep a record of its acts and proceedings and shall report the same from time to time to the Board of Directors. The Secretary of the Corporation or, in his absence, an Assistant Secretary, shall act as secretary to the Executive Committee; or the Committee may, in its discretion, appoint its own secretary.

          Section 5. OTHER COMMITTEES. The Board of Directors may appoint other committees for any purposes and may delegate to any such committee, or to any officer or officers, such powers as the Board may deem expedient.


                              ARTICLE V - OFFICERS

          Section 1. OFFICERS; GENERALLY. The elected officers of the Corporation shall be a Chairman of the Board of Directors and a President (each of whom shall be a director), one or more Senior Vice Presidents or Executive Vice Presidents or Vice Presidents, a Secretary, and a Treasurer. The Board of Directors or the Executive Committee may also appoint such other officers and agents as may appear to be necessary or advisable in the conduct of the affairs of the Corporation.

          Section 2. TERM OF OFFICE. So far as practicable, all elected officers shall be elected at the organization meeting of the Board of Directors, in each year, and shall hold office until the organization meeting of the Board in the next subsequent year and until their respective successors are elected and qualified. All other officers shall hold office during the pleasure of the Board, and in the case of officers appointed by the Executive Committee, such officers shall hold office during its pleasure as well as that of the Board.

          Section 3. REMOVAL OF ELECTED OFFICERS. Any elected officer may be removed at any time, either with or without cause, by vote of a majority of the whole Board of Directors, at any meeting, or by unanimous written consent of the Board as provided for in Section 11 of Article III of these By-laws.

          Section 4. VACANCIES. If any vacancy occurs in any office, the Board of Directors may elect or appoint, or, in the case of an appointive office, the Executive Committee may appoint, a successor to fill such vacancy for the remainder of the term of such office.

          Section 5. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall also be the Chairman of the Executive Committee and shall preside, when present, at all meetings of the stockholders, of the Board of Directors, and of the Executive Committee. He shall have such other powers and perform such other duties as may from time to time be assigned or required by the Board of Directors or the Executive Committee.

          Section 6. PRESIDENT. The President shall have such powers and perform such duties as may from time to time be assigned or required by the Board of Directors or the Executive Committee.

          Section 7. CHIEF EXECUTIVE OFFICER. The Chairman or the President shall be designated by the Board of Directors as Chief Executive Officer of the Corporation. The Chief Executive Officer shall have active and general supervision over the business and affairs of the Corporation, and in the case of his temporary absence, he shall have the authority to designate who shall act as Chief Executive Officer in his place. In the case of his inability to discharge his powers and duties, the President shall act as Chief Executive Officer.

          Section 8. CHIEF OPERATING OFFICER. The Chief Operating Officer of the Corporation shall be the President or, as may be designated by the Board of Directors, the Executive Committee, or the Chief Executive Officer.

          Section 9. DIVISION PRESIDENTS, SENIOR VICE PRESIDENTS, EXECUTIVE VICE PRESIDENTS AND VICE PRESIDENTS. The several Division Presidents, Senior Vice Presidents, Executive Vice Presidents or Vice Presidents shall have such powers and perform such duties as may from time to time be assigned or required by the Board of Directors, the Executive Committee, the Chief Executive Officer, or their immediate superior.

          Section 10. SECRETARY. The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors and shall keep and attest true records of all proceedings at such meetings. He shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for all basic documents, papers and records of the Corporation. He shall have authority to sign stock certificates, and shall generally perform all the duties usually appertaining to the office of the secretary of a corporation. In the absence of the Secretary, an Assistant Secretary or Secretary pro tempore shall perform his duties.

          Section 11. TREASURER. The Treasurer shall have the care and custody of all moneys, funds and instruments denominated with a monetary value, and shall deposit or cause to be deposited all funds of the Corporation in and with such depositaries as the Board of Directors or the Executive Committee shall by resolution (whether general or special) direct. He shall have power to sign stock certificates; to endorse for deposit or collection, or otherwise, all checks, drafts, notes, stock certificates, bills of exchange or other commercial paper payable to or in the name of the Corporation, and to give proper receipts or discharges therefor; and shall generally perform all duties usually appertaining to the office of the treasurer of a corporation. In the absence of the Treasurer, the Board of Directors or the Executive Committee shall appoint an Assistant Treasurer to perform his duties.

          Section 12. COMPENSATION. The compensation of all elected officers of the Corporation shall be fixed by the Board of Directors; and the compensation of all appointed officers shall be fixed, or the method of so doing shall be provided for, by either the Board of Directors or the Executive Committee.


                          ARTICLE VI - INDEMNIFICATION


          Section 1. GENERAL. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the Delaware General Corporation Law as it presently exists or may be hereafter amended from time to time, any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism or proceeding, whether civil, criminal, administrative or investigative ("Proceeding") by reason of the fact that such person, or a person for whom such person is the legal representative, is or was

               (a) a director or officer of the Corporation or its subsidiaries, or

               (b) a director, officer or employee of the Corporation and is or was serving at the request of the Corporation through designation by the Chief Executive Officer as a director, officer, employee, agent or fiduciary of another corporation or of a partnership, joint venture, trust, nonprofit entity or other enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person's behalf in connection with any such Proceeding. However, the Corporation shall be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was or is authorized by the Board of Directors of the Corporation.

          Section 2. ADVANCEMENT OF EXPENSES. The Corporation shall pay the reasonable expenses (including attorneys' fees) as and when incurred by a director or officer of the Corporation in connection with any Proceeding described in Section 1 in advance of its final disposition, PROVIDED, HOWEVER, that such payment shall be made only upon a receipt of an undertaking by the director or officer to repay all expenses (including attorneys' fees) advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise. Payment of such expenses (including attorneys' fees) incurred by employees of the Corporation may be made by the Board of Directors in its discretion upon such terms and conditions, if any, as it deems appropriate.

          Section 3. RIGHTS NOT EXCLUSIVE. The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Corporation's Certificate of Incorporation, these By-laws, agreement, vote of stockholders or disinterested directors, or otherwise. The indemnification and advancement of expenses provided for by this Article VI shall continue as to a person who has ceased to be a director, officer or employee described in Section 1 and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 4. CLAIMS. Notwithstanding any other provision of this Article VI, if a claim by a director, officer or employee described in Section 1 for indemnification or advancement of expenses under this Article VI is not paid in full within thirty days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid in full all costs and expenses (including attorneys' fees) of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law and this Article VI.

          Section 5. OTHER INDEMNIFICATION. The Corporation's obligation to indemnify or advance expenses hereunder to a person who is or was serving at the request of the Corporation (as provided for in Section 1) as a director, officer, employee, agent or fiduciary of any other corporation, partnership, joint venture, trust, nonprofit entity, employee benefit plan or other enterprise shall be reduced by any amount such person is entitled to and actually receives as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, nonprofit entity, employee benefit plan or other enterprise.

          Section 6. AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to or at the time of such repeal or modification.

                       ARTICLE VII - EMERGENCY CONDITIONS

          Section 1. BOARD OF DIRECTORS. During any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or its stockholders or during a nuclear or atomic disaster or during the existence of any catastrophe, or other similar emergency condition (any of the foregoing is hereinafter referred to as an "Emergency Condition"), as a result of which a quorum of the Board of Directors cannot readily be convened for action (including by telephone), then in addition to any director or directors who are able and available, the elected officers of the Corporation, as and in the order designated in advance by the Chief Executive Officer of the Corporation and approved by the Board of Directors, who are able and available shall be deemed for all purposes to be directors to the extent required to constitute a quorum for any meeting of the Board of Directors during such Emergency Condition, notwithstanding any limitations or other provisions contained in the Restated Certificate of Incorporation, these By-laws or resolutions of the Board of Directors in effect at the time of the Emergency Condition.

          Section 2. CHIEF EXECUTIVE OFFICER. If as a result of any Emergency Condition or due to his incapacitation, the Chief Executive Officer is unable or unavailable to act, then until the Chief Executive Officer becomes able and available to act or a new Chief Executive Officer is elected by the Board of Directors, the officer of the Corporation, as and in the order designated in advance by the Chief Executive Officer of the Corporation and approved by the Board of Directors, who is able and available to act shall act as Chief Executive Officer of the Corporation.

          Section 3. NOTICE OF MEETINGS. During an Emergency Condition or during anytime in which the Chief Executive Officer becomes unable or unavailable to act, a meeting of the Board of Directors may be called by the Chairman of the Board or the Chair of the Committee on Directors and Corporate Governance. If neither is able and available, then a meeting of the Board of Directors may be called by any director, and if none are able and available to do so, by any elected officer of the Corporation. Such meeting shall be called by notice of the time and place given to such of the directors, or officers serving as directors in accordance with this Article, as it may be feasible to reach at the time and by such means (including electronic) as may be feasible at the time.

          Section 4. POWERS DURING AN EMERGENCY CONDITION. During an Emergency Condition, the Board of Directors (including those serving as the Board pursuant to Section 1 above) may take any acts in good faith deemed necessary and in the best interests of the Corporation, including, but not limited to, changing the head office or designating several alternative head offices or regional offices of the Corporation, or providing for and from time to time modifying lines of succession in the event that during any such Emergency Condition any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

          Section 5. LIABILITY. No officer or director shall be liable for any act taken in accordance with this Article during an Emergency Condition, except for willful misconduct.


          Section 6. EFFECTIVENESS OF OTHER BY-LAWS. To the extent not inconsistent with the provisions of this Article, the other By-laws of the Corporation shall remain in effect during any Emergency Condition and upon its termination, the provisions of this Article shall cease to be operative.



                            ARTICLE VIII - AMENDMENTS

          These By-laws may be amended or repealed, in whole or in part, and new By-laws may be adopted, either by the affirmative vote of a majority of the votes entitled to be cast by the holders of the Common Stock and the Class B Common Stock voting together without regard to class, given at any meeting of stockholders or by a consent, or by the affirmative vote of two-thirds (calculated to the nearest whole number) of the total number of directors constituting the Board of Directors, given at any meeting of directors or by a consent.

                                   CERTIFICATE



COMMONWEALTH OF PENNSYLVANIA:

COUNTY OF DAUPHIN:



         I, the undersigned, Assistant Secretary of HERSHEY FOODS CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certify that the foregoing is a true and complete copy of the By-laws of the Corporation, and that the same are in full force and effect.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation.

   APRIL 24, 1995                                   _____________________ Date
------------------------
Assistant Secretary